UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2015 (July 28, 2015)

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of a New Director.

The board of directors of iStar Financial Inc., a Maryland corporation (the “Company”), elected Clifford De Souza as a new director of the Company effective July 28, 2015.  Mr. De Souza will serve on the Company’s audit committee.  There are no arrangements or understandings between Mr. De Souza and any other person pursuant to which Mr. De Souza was selected to serve as a director of the Company, nor is Mr. De Souza a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.  Mr. De Souza’s compensation as a director will be consistent with that provided to all Company non-employee directors, as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission.

Mr. De Souza was Head of International Business —Mitsubishi UFJ Holdings (Japan) from 2012 to 2014 where he was responsible for securities and investment banking activity, primary and secondary, outside of Japan. In this capacity he also served as Chairman of the Board of it US, Hong Kong and Singapore subsidiaries and on the board of its London entity. From 2008 to 2012 he also served as CEO of the London subsidiary.  From 2005 to 2007, Mr. De Souza served as the chief executive officer and chief investment officer of EMG Investment Management where he managed and developed an alternative asset management business.  From 2001 to 2004, Mr. De Souza served as the head of the hedge fund group at Citigroup Alternative Investment with direct responsibility of approximately $4 billion in hedge fund assets, and management committee oversight of over $40 billion in private equity, real estate, structured product and hedge fund assets.  From 1995 to 2000, Mr. De Souza served as global co-head of the UBS Emerging Markets Debt and Currency Trading Franchise where he directed its global secondary debt, derivative, local instrument and foreign exchange trading functions. He also served various other firms in a variety of capital market functions.  He holds a B.A. in Physics from the University of Cambridge and a Ph.D. in Theoretical Physics from the University of Maryland.  Mr. De Souza’s qualifications for election to our board include his experience as chairman and chief executive officer at Mitsubishi, his involvement and experience leading and developing the management of complex businesses and his in-depth expertise as an investor and allocator of capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 30, 2015	By:	/s/ David DiStaso
David DiStaso
Chief Financial Officer